                                                                   Exhibit 10.13



                          FIRST AMENDED AND RESTATED
                              OPERATING AGREEMENT


                                      OF


                            ELYSIUM ENERGY, L.L.C.



                     a New York Limited Liability Company



                               November 27, 2000







                                                                    CONFIDENTIAL

                          FIRST AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                      OF
                            ELYSIUM ENERGY, L.L.C.

     THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") is
                                                               ---------
made and entered into effective as of November 27, 2000 (the "Effective Date"),
                                                              --------------
by and between Elysium Energy, L.L.C., a New York limited liability company (the "Company") and Francesco Galesi, an individual (herein, "Galesi"), and Rotterdam
 -------                                                 ------
Ventures, Inc., a New York corporation (herein, ("Rotterdam Ventures")
                                                  ------------------
(collectively, Galesi and Rotterdam Ventures may be referred to as the "Galesi
                                                                        ------
Members") and Patina Oil & Gas Corporation, a Delaware corporation (herein,
-------
"Patina") (each of Galesi, Rotterdam Ventures and Patina may be referred to,
 ------
individually, as a "Member" and, collectively, as the "Members").  This
                    ------                             -------
Agreement amends, supercedes and replaces the Operating Agreement of the Company entered into as of April 20, 2000.

                               R E C I T A L S:

     A. WHEREAS, on April 20, 2000, the Galesi Members created a limited liability company known as East River Energy, L.L.C. (the "Company") by causing
                                                           -------
Articles of Organization to be filed with the New York State Department of State on April 20, 2000;

     B. WHEREAS, on May 3, 2000, the Company, as buyer, entered into an Asset Purchase and Sale Agreement with Equinox Oil Company, Inc., Alma Energy Corp., E&B Natural Resources Management Corporation, Oil California Exploration and Lower Lafourche, L.L.C, as sellers, by which the Company has the right to purchase certain oil and gas producing properties and related assets from the sellers pursuant to that agreement and the bankruptcy plan of reorganization of Equinox Oil Company, Inc. and Alma Energy Corp.;

     C. WHEREAS, on October 4, 2000, the Galesi Members filed a Certificate of Amendment of the Articles of Organization with the New York State Department of State, which certificate changed the name of the Company to Elysium Energy, L.L.C.;

     D. WHEREAS, the Galesi Members and Patina have agreed that Patina will contribute capital to the Company in the amount of Twenty-One Million Dollars ($21,000,000) and, upon such capital contribution, will own a fifty percent (50%) Membership Interest in the Company, and the Galesi Members will own the remaining fifty percent (50%);

     E. WHEREAS, upon Patina becoming a Member, the Company will proceed to close the transaction described in Recital B;

     F. WHEREAS, the Galesi Members and Patina have also agreed that the admission of Patina as a Member will result in a revaluation of Company property as allowed under Treasury Regulation 1.704-1(b)(2)(f), resulting in Capital Account balances as of the Effective Date as set forth on Exhibit "A"; and
                                                          -----------

     G. WHEREAS, the Galesi Members and Patina desire to amend and restate the existing Operating Agreement of the Company to add Patina as a Member and to incorporate the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the parties agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS
                                  -----------

     The following terms used in this Operating Agreement shall have the following meanings:

     1.1.      "Additional Member" or "Additional Interests" or "Additional
                -----------------      --------------------      ----------
Member Interests" shall have the meaning set forth in Section 13.8.
----------------                                      ------------

     1.2.      "AFE" and "Authority For Expenditure" means an authority for
                ---       -------------------------
expenditure detailing the estimated costs of a Project or other proposed expenditure.

     1.3.      "Adjusted Capital Account Deficit" means, with respect to any
                --------------------------------
Member, the deficit balance, if any, in the Member's Capital Account as of the end of the relevant taxable period, after giving effect to the following adjustments:

               (a) the deficit shall be increased by any amounts which the Member is obligated to restore or is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations 1.704-2(g)(1) and 1.704-2(i)(5); and

               (b) the deficit shall be increased by the items described in Treasury Regulation 1.074-1(b)(2)(ii)(d)(4), (5) and (6).

     1.4.      "Affiliate" means, with respect to any Person:  (a) any other
                ---------
Person directly or indirectly controlling, controlled by or under common control with such Person; (b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (c) any officer, director, general partner, manager or relative of such Person; or (d) any other Person who is an officer, director, general partner, manager, trustee, relative or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (a), (b) or (c).

     1.5.      "After-Acquired Interests" shall mean, for purposes of Article
                ------------------------                              -------
VIII, interests acquired by the Company after the Effective Date.
----

     1.6.      "Agreement" means this Operating Agreement of the Company, as it
                ---------
may be amended from time to time. This Agreement is sometimes referred to as the "Operating Agreement."
     -------------------

     1.7.      "Annual Budget" means the annual budget actually approved by a
                -------------
Majority of the Board of Managers covering capital expenses and operational expenses of the Company for the upcoming calendar year that is prepared by the Managing Director, President and the Chief Financial Officer and their delegates and presented to the Board of Managers for review, revision, if necessary, and approval.

     1.8.      "Area of Mutual Interest" and "AMI" shall be the areas of
                -----------------------       ---
operations of the Company as of the Effective Date which shall be delineated as all areas within the leasehold or unit boundaries of the Company as of the Effective Date plus two (2) miles beyond such boundaries and, with respect to the Company's operations in Brazoria County, Texas, an area within the leasehold or unit boundaries plus five (5) miles. With respect to After-Acquired Interests, the AMI surrounding such After-Acquired Interests shall be delineated as all areas within the leasehold or unit boundaries of such After-Acquired Interests plus two (2) miles beyond such boundaries.

     1.9.      "Articles of Organization" means the Articles of Organization of
                ------------------------
the Company, as filed with the New York State Department of State on April 20, 2000, as amended by Certificate of Amendment of Articles of Organization filed with the New York State Department of State on October 4, 2000, and as the same may be amended from time to time.

     1.10.     "Board of Managers" means the committee appointed by the Members
                -----------------
to oversee the management of the Company.

     1.11.     "Capital Account" means, with respect to any Member, the Capital
                ---------------
Account maintained for such Member in accordance with the following provisions:

               (a) To each Member's Capital Account there shall be credited such Member's Capital Contributions and such Member's distributive share of Profits.

               (b) To each Member's Capital Account there shall be debited the amount of cash and the net fair market value of any property distributed to such Member pursuant to any provision of this Agreement and such Member's distributive share of Losses.

               (c) If any Membership Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

This definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations in order to give substantial economic effect to all transactions, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board of Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with the Treasury Regulations, the Board Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Interest Owner upon the dissolution of the Company.

     1.12.     "Capital Contribution" means, with respect to any Member,
                --------------------
the amount of money and the net fair market value of any property (other than money) contributed to the Company with respect to the Membership Interests held by such Member. The value of any property other than money that is contributed to the Company shall be as agreed upon by the Board of Managers; provided, however, that if the Board of Managers cannot agree, the value shall be determined by appraisal at the expense of the Company. The Capital Account of the contributing Member will be credited with the amount of the contribution, net of liabilities encumbering the Property at the time of the contribution.

     1.13.     "Code" means the Internal Revenue Code of 1986, as amended from
                ----
time to time (or any corresponding provisions of succeeding law).

     1.14.     "Commencement Date" means the date the Articles of Organization
                -----------------
were filed with the New York State Department of State.

     1.15.     "Company" means Elysium Energy, L.L.C., a limited liability
                -------
company formed under the Law.

     1.16.     "Designated Galesi Member" shall mean Rotterdam Ventures.
                ------------------------

     1.17.     "Designated Patina Member" shall mean Patina.
                ------------------------

     1.18.     "Disposition" means any sale, exchange, gift, distribution,
                -----------
assignment, Transfer or other disposition by a Member of all or any of its Interests.

     1.19.     "Effective Date" means November 27, 2000.
                --------------

     1.20.     "Entity" means any general or limited partnership, corporation,
                ------
trust, business trust, limited liability company, company, cooperative, association or any other entity.

     1.21.     "Extraordinary Circumstances" means extremely unusual, unforeseen
                ---------------------------
circumstances that endanger life or property and includes, without limitation, any circumstance in which expenses incurred by the Company unexpectedly, unforeseeably and unavoidably exceed the AFE authorization for the operation due to geologic or environmental conditions, labor and/or material shortages or emergencies such as fires, floods, storms, earthquakes, landslides, explosions or other natural disasters.

     1.22.     "Galesi" means Francesco Galesi, an individual.
                ------

     1.23.     "Galesi Members" means Rotterdam Ventures and Galesi and any
                --------------
Affiliates or transferees thereof.

     1.24.     "Interest" means a Membership Interest.
                --------

     1.25.     "Interest Owner" means the owner of a Membership Interest.
                --------------

     1.26.     "Law" means the New York Limited Liability Company Law, N.Y.
                ---
Limited Liability Company Law, Chapter 34, et seq., as amended from time to time.

     1.27.     "Major Decision" means those decisions of the Board of Managers
                --------------
set forth in Section 5.11 of this Agreement.
             ------------

     1.28.     "Majority" shall mean a simple majority, i.e., greater than
                --------
fifty percent. In the case of a vote of the Members, the term shall mean greater than fifty percent (50%) of the votes held by the Members. In the case of a vote of the Board of Managers, the term shall mean greater than fifty percent (50%) of the Managers.

     1.29.     "Manager" means any Person or Persons appointed by a Member
                -------
to the Board of Managers in accordance with this Agreement to manage the business and affairs of the Company on the terms provided in this Agreement.

     1.30.     "Member" means Galesi, Rotterdam Ventures and Patina and each of
                ------
the parties who hereafter becomes a Member in accordance with the terms hereof.

     1.31.     "Membership Interest" means a Member's entire interest in the
                -------------------
Company, including the right to its share of profits of the Company, and such other rights and privileges that the Member may enjoy by virtue of being a Member, as granted pursuant to the Articles of Organization, this Operating Agreement or the Law. The Membership Interests of each of the Members shall be stated as a percentage as provided in Section 3.3 of this Agreement.
                                      -----------

     1.32.     "Operating Agreement" means this Operating Agreement as
                -------------------
originally executed and as amended from time to time. The Operating Agreement is sometimes referred to as the "Agreement."
                                 ---------

     1.33.     "Patina" means Patina Oil & Gas Corporation.
                ------

     1.34.     "Patina Members" means Patina and any Affiliates or transferees
                --------------
thereof.

     1.35.     "Person" shall have the meaning assigned to it in the Law, and
                ------
shall include any natural person and any Entity.

     1.36.     "Profits" and "Losses" means, for each fiscal year or other
                -------       ------
period, an amount equal to the Company's profit or loss for such year or period, determined in accordance with Code Section 703(a), including all items required to be separately stated under Code Section 702(a)(1), and specifically including any tax exempt income or gain and any gain or loss resulting from any revaluation of assets as permitted by the Regulations, or any gain or loss with respect to property whose book value differs from its adjusted tax basis.

     1.37.     "Profits Interest" and "Profits Interest Owner" shall have the
                ----------------       ----------------------
meaning set forth in Article XII.
                     -----------

     1.38.     "Project" means any exploration, development or production
                -------
activity or other activity related thereto located within the AMI, including, without limit, the drilling of new wells, re-entry of existing wells, implementation of secondary or tertiary recovery methods, the installation of gathering systems, pipelines, compression facilities, dehydration facilities and saltwater disposal facilities or the acquisition of properties.

     1.39.     "Reserves" means, with respect to any fiscal period, funds
                --------
set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Board of Managers for working capital or other costs or expenses incident to the ownership or operation of the Company's business.

     1.40.     "Rotterdam Ventures" means Rotterdam Ventures, Inc.
                ------------------

     1.41.     "Sale" means the sale or other Disposition of all or
                ----
substantially all of the assets of the Company.

     1.42.     "Securities Laws" means the Securities Act of 1933 and any
                ---------------
applicable state securities laws.

     1.43.     "Sharing Ratio" means the ratio of the percentage of Membership
                -------------
Interests held by a Member to the aggregate percentage of Membership Interests held by all of the Interest Owners.

     1.44.     "Simulated Basis" means, with respect to any property subject to
                ---------------
Section 613A(c)(7)(D) of the Code, the "simulated basis" of the property determined according to Section 1.704-1(b)(2)(iv)(k)(1), (2) and (4) of the Treasury Regulations.

     1.45.     "Simulated Depletion" means, with respect to any property subject
                -------------------
to Section 613A(c)(7)(D) of the Code, the "simulated depletion" of the property determined according to Section 1.704-1(b)(2)(iv)(k)(1), (2) and (4) of the Treasury Regulations using the cost method of calculating depletion.

     1.46.     "Simulated Gain" means, with respect to any property subject to
                --------------
Section 613A(c)(7)(D) of the Code, the "simulated gain" of the property determined according to Section 1.704-1(b)(2)(iv)(k)(1), (2) and (4) of the Treasury Regulations.

     1.47.     "Simulated Loss" means, with respect to any property subject to
                --------------
Section 613A(c)(7)(D) of the Code, the "simulated loss" of the property determined according to Section 1.704-1(b)(2)(iv)(k)(1), (2) and (4) of the Treasury Regulations.

     1.48.     "Substituted Member" means any Person admitted to the Company as
                ------------------
a Member in connection with the acquisition of another Member's Membership Interest pursuant to the terms of this Agreement.

     1.49.     "Tax Basis" means the adjusted tax basis for federal income tax
                ---------
purposes.

     1.50.     "Transfer" means, as a noun, any voluntary or involuntary
                --------
transfer, sale, pledge, hypothecation, encumbrance or other Disposition and, as a verb, to voluntarily or involuntarily transfer, sale, pledge, hypothecate, encumber or otherwise dispose of.

     1.51.     "Treasury Regulations" or "Treas. Regs." means the Income Tax
                --------------------      -----------
Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                  ARTICLE II.
                          FORMATION AND ORGANIZATION
                          --------------------------

     2.1.      Formation and Name of the Company.  The Members hereby ratify and
               ---------------------------------
approve the Articles of Organization and the Certificate of Amendment of the Articles of Organization filed with the New York State Department of State and agree that the Company shall be organized and operated pursuant to and in accordance with the Articles of Organization and the Certificate of Amendment of Articles of Organization, the provisions of this Agreement and the Law, as such may be amended from time-to-time.

     2.2.      Name.  The business of the Company shall be operated under the
               ----
name Elysium Energy, L.L.C., or such other trade name or names as may be selected by the Board of Managers, subject to applicable law.



     2.3.      Purpose. The purpose of the Company shall be to
               -------

               (a)  explore for, develop and produce oil and natural gas;

               (b) to sell, lease, assign, encumber, abandon, or transfer properties or assets of the Company or any interest therein as provided in this Agreement;

               (c) to exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Law; and

               (d) to engage in all activities necessary, customary, convenient or incident to any of the foregoing.

     2.4.      Principal Place of Business.  The principal place of business of
               ---------------------------
the Company shall be located at 10077 Grogans Mill Road, The Woodlands, Texas. The Board of Managers may change the principal place of business of the Company to any other place.

     2.5.      Registered Office.  The registered office of the Company shall be
               -----------------
695 Rotterdam Industrial Park, Schenectady, New York 12306. The Board of Managers may change the registered office of the Company.

     2.6.      Term.  The term of the Company commenced on the Commencement Date
               ----
and shall continue thereafter until terminated as provided in this Agreement or by operation of law.

                                 ARTICLE III.
                       MEMBERS AND CAPITAL CONTRIBUTIONS
                       ---------------------------------

     3.1.      Members.  The names and mailing addresses of the Members of the
               -------
Company are as follows:

                    PATINA OIL & GAS CORPORATION
                    1625 Broadway, Suite 2000
                    Denver, CO 80202

                    FRANCESCO GALESI
                    P.O. Box 98
                    Guilderland Center, NY 10085

                    ROTTERDAM VENTURES, INC.
                    P.O. Box 98
                    Guilderland Center, NY 10085

A Member may change its address for all purposes under this Agreement by giving written notice of such change to the Company and to each of the Managers of the Company.

     3.2.      Additional Members.  Except as otherwise set forth herein, no
               ------------------
Additional or substituted Member (including a transferee or other successor to all or any portion of the Membership Interest of a Member) may be admitted as a Member of the Company without the written consent of a Majority of the Members. By execution hereof, the Galesi Members hereby consent to the admission of Patina as a Member.

     3.3.      Membership Interests. The Membership Interests of the Members are
               --------------------
as follows:

                    Member               Membership Interest
                    ------               -------------------

                    Patina                         50.00%
                    Galesi                         40.00%
                    Rotterdam Ventures             10.00%

                                  ARTICLE IV.
                                    MEMBERS
                                    -------

     4.1.      Limitation of Liability.  Each Member's liability shall be
               -----------------------
limited as set forth in this Agreement, the Law and other applicable law.

     4.2.      Company Debt Liability.  A Member will not be personally liable
               ----------------------
for any debts or losses of the Company beyond his respective Capital Contributions and any obligation of the Member under this Agreement to make additional Capital Contributions, except as provided herein or as otherwise required by law.

     4.3.      Company Books.  The Board of Managers shall cause the Company to
               -------------
maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents. In addition to those rights afforded Members under the Law, upon reasonable notice, each Member shall have the right, during ordinary business hours, to inspect and copy such Company documents at the expense of the requesting Member.

     4.4.      Priority and Return of Capital.  Except as may be expressly
               ------------------------------
provided in this Agreement, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or any distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

     4.5.      Liability of a Member to the Company.  A Member who receives any
               ------------------------------------
distribution is liable to the Company only to the extent now or hereafter provided by the Law.

     4.6.      Appointment of Designated Galesi Member.  Rotterdam Ventures
               ---------------------------------------
shall be the "Designated Galesi Member".  Any action required or permitted
              ------------------------
herein by the Galesi Members, including, without limitation, voting at annual or special meetings of the Members, the appointment of Managers and any other business to come before the Members of the Company shall be taken by the Designated Galesi Member on behalf of and for the benefit or detriment of all Galesi Members.

     4.7.      Appointment of Designated Patina Member.  Patina shall be the
               ---------------------------------------
"Designated Patina Member."  Any action required or permitted herein by the
 ------------------------
Patina Members, including, without limitation, voting at annual or special meetings of the Members, the appointment of Managers and any other business to come before the Members of the Company shall be taken by the Designated Patina Member on behalf of and for the benefit or detriment of all Patina Members.

     4.8.      Annual Meeting of Members.  An annual meeting of the Members for
               -------------------------
the transaction of all business that may come before the Members may be called by the Board of Managers and may be held on such day and at such time during the period within six (6) months after the close of each business year of the Company. If the annual meeting of Members is not held within the period above specified, either the Designated Galesi Member or the Designated Patina Member may call a special meeting of the Members in lieu thereof to be held no sooner than five (5) days but not more than thirty (30) days following written notice of a special meeting, and any business transacted or election held at such meeting shall be valid as if held at the annual meeting. Failure to hold the annual meeting at the designated time shall not cause a dissolution of the Company.

     4.9.      Notice of Meeting.  Written notice stating the place, day and
               -----------------
hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than five (5) days before the date of the meeting, personally, by mail or overnight courier, by or at the direction of the Board of Managers or the Member calling the meeting, to each Member of record entitled to vote at such meeting.

     4.10.     Place of Meeting.  The Board of Managers may designate any place
               ----------------
as the place for any annual meeting or for any special meeting of Members. If no designation is made, or if a special meeting shall be called otherwise than by the Board of Managers, the place of meeting shall be the principal place of business of the Company.

     4.11.     Telephonic Meetings.  The Members may participate in and hold any
               -------------------
meeting of the Members by means of telephonic conference or similar communications equipment and presence by telephone or other communication method shall constitute attendance for all purposes. Meetings of the Members shall be held in a location that will permit participation by telephone.

     4.12.     Quorum.  The presence in person, by telephone or by proxy of
               ------
Members holding collectively at least fifty-one percent (51%) of the Membership Interests entitled to vote shall constitute a quorum of Members at any meeting of Members.

     4.13.     Manner of Acting.  If a quorum is present, the affirmative vote
               ----------------
of a Majority shall be the act of the Members, unless the vote of a greater proportion, number or voting per capita or by classes is required by the Law, the Articles of Organization, or this Agreement. The Designated Galesi Member and the Designated Patina Member shall each vote.

     4.14.     Voting.  Each Member shall be entitled to cast one vote for each
               ------
one percent (1%) of Membership Interest in the Company owned by such Member, but only through the Designated Galesi Member and the Designated Patina Member. Any vote cast by a Member that is an Entity shall be cast by an officer of such Member seated at the Vice President level or higher. Any Membership Interest of a fraction of a percentage shall also hold an equal fraction of one vote. Unless the decision requires other than Majority approval as required by the Law, the Articles of Organization or this Agreement, decisions concerning the Company by the Members must be approved by a Majority.

     4.15.     Actions Without a Meeting.  Subject to this Agreement and all
               -------------------------
applicable laws, any action required by the Law to be taken at any annual or special meeting of the Members, or any action which may be taken at any annual or special meeting of the Members, may be taken without a meeting, without prior notice, and without a vote, if consent or consents in writing, setting forth the action so taken, shall have been signed by a Majority. Prompt notice of such consents shall be provided to all non-consenting Members.

     4.16.     Proxies.  At all meetings of Members, by execution hereof, all
               -------
Patina Members hereby provide their proxy to the Designated Patina Member; likewise, all Galesi Members hereby provide their proxy to the Designated Galesi Member.

     4.17.     No Conflicting Agreements.  No Member shall grant nor be a party
               -------------------------
to any proxy, voting trust or other agreement that is inconsistent with or conflicts with the provisions of this Agreement.

     4.18.     Waiver of Notice.  When any notice is required to be given to any
               ----------------
Member, waiver thereof in writing signed by the Member entitled to such notice, whether before, at or after the time of the meeting stated in the notice, shall be equivalent to the giving of such notice.

     4.19.     Actions Reserved to Members.  Notwithstanding anything in this
               ---------------------------
Agreement to the contrary, the Majority vote of the Members shall be required for the Company to take any of the following actions:

               (a) Any Sale, lease or other Transfer or Disposition of all or substantially all of the assets of the Company as part of a single transaction or plan;

               (b) Any merger or consolidation of the Company with or into any other Entity;

               (c)  On or before December 31, 2002, dissolution of the Company;

               (d)  Except as set forth in Section 13.2 or 13.4, the admission
                                           --------------------
     of any Person as an Additional Member;

               (e) The issuance of additional Interests to existing Members or Additional Members;

               (f)  The Transfer of an Interest by any Member pursuant to
     Section 13.1;
     ------------

               (g) Any redemption, purchase or other acquisition, directly or indirectly, of all or part of any Membership Interest;

               (h)  Any amendment of this Agreement; and

               (i) Any amendment of the Articles of Organization of the Company.

     4.20.     Audit.  Upon notice in writing to the Board of Managers, each
               -----
Member shall have the right to audit the Company's accounts and records relating to the accounting hereunder for any calendar year requested within the later of
(a) nine (9) months after receipt by the Member of the annual audited financial statements of the Company, or (b) the end of the calendar year following the calendar year covered by such audited financial statements. Any audit conducted hereunder by a Member shall be completed and any claims by a Member shall be presented to the Board of Managers on or before June 30 of the second calendar year after the calendar year covered by the annual audited financial statements described herein.

     4.21.     Management of the Assets.  The business affairs and assets of the
               ------------------------
Company shall be managed by Members through the Board of Managers as set forth in this Agreement. Absent authorization pursuant to this Agreement, no Member shall have the authority to bind the Company. The Board of Managers shall have sole authority over Major Decisions of the Company. As set forth herein, the day-to-day operations of the Company shall be directed by the Officers of the Company, who shall serve at the direction and control of the Board of Managers.

                                  ARTICLE V.
                               BOARD OF MANAGERS
                               -----------------

     5.1.      Responsibilities.  The overall management and control of the
               ----------------
Company shall be vested in the Board of Managers. No individual Manager appointed hereunder shall have, by reason of that Person's status as a Manager, have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions herein specified to be voted on or approved by such Manager.

     5.2.      Composition of Board of Managers.  The Board of Managers shall
               --------------------------------
consist of no more than six (6) representatives appointed by the Members.
Patina and Galesi each shall appoint up to three (3) Managers to the Board of Managers. Additional Members shall only have the right to appoint Managers to the Board of Managers if, at the time such Additional Members join the Company, the existing Members agree by a Majority to allow the Additional Member representation on the Board of Managers. For purposes hereof, the Board of Managers appointed under this Operating Agreement shall consist of the following
Persons:

               Galesi Board of Managers Appointees:    Francesco Galesi
                                                       Steven K. Porter
                                                       David M. Buicko

               Patina Board of Managers Appointees:    Thomas J. Edelman
                                                       Jay W. Decker
                                                       David J. Kornder

     5.3.      Removal of Manager. A Manager may be removed from the Board of
               ------------------
Managers only by the Member that appointed such Manager. In the event a Member removes a Manager it shall provide written notification of such action to the other Members. Any vacancy created by the removal of a Manager may be filled only by the Member that was entitled to appoint such former Manager.

     5.4.      Vacancy.  In the event a vacancy is created on the Board of
               -------
Managers by reason of the death, disability or resignation of a Manager or for any other reason, such vacancy shall be filled only by the Member having authority to appoint such former Manager.

     5.5.      Voting.  Each Manager shall have one (1) vote on all matters
               ------
presented for vote of the Board of Managers. Except when the terms of the Articles of Organization, this Agreement or applicable law requires a unanimous vote, the Board of Managers shall make decisions for the Company on a Majority vote. The Managers will work in good faith to resolve deadlocks; in the event of a deadlock, the Managers shall exhaust all reasonable options, including mediation, to break a deadlock.

     5.6.      Proxies.  At all meetings of the Board of Managers, a Manager may
               -------
vote by proxy executed in writing by the Manager. Such proxy shall be filed with any Manager of the Company before or at the time of the meeting.

     5.7.      Meetings of Board of Managers.  Meetings of the Board of Managers
               -----------------------------
shall be held quarterly or at such other interval and in such manner and location as the Board of Managers may decide. Meetings, unless otherwise agreed, shall be held at the Company's principal place of business. The Designated Galesi Member or Designated Patina Member may call a special meeting of the Board of Managers upon five (5) days prior written notice to each Manager. The Company shall reimburse each Manager for all proper and necessary costs and expenses incurred in connection with such Manager's attendance and participation at meetings of the Board of Managers.

     5.8.      Telephonic Meetings.  The Board of Managers may participate in
               -------------------
and hold any meeting by means of telephonic conference or similar communications equipment and presence by telephone or other communication method shall constitute attendance for all purposes. Board of Managers meetings shall be held at facilities allowing participation by telephone.

     5.9.      Quorum.  The presence in person, by telephone or by proxy of at
               ------
least fifty-one percent (51%) of the Managers shall constitute a quorum.

     5.10.     Actions Without a Meeting.  Any matter under this Agreement
               -------------------------
requiring a decision of the Board of Managers may be submitted to the Board of Managers for consideration and vote without holding a meeting, without prior notice, and without a vote, if consent or consents in writing, setting forth the action so taken, shall have been signed by a Majority. Prompt notice of such consents shall be provided to non-consenting Managers.

     5.11.     Major Decisions.  Except as otherwise provided herein, no act
               ---------------
shall be taken, money expended nor an obligation incurred on behalf of the Company with respect to a matter within the scope of any of the Major Decisions described immediately below unless such Major Decision shall have been approved by a Majority of the Board of Managers. Major Decisions include the following:

               (a)  Any call for additional Capital Contributions;

               (b) Except for borrowings or advances under the existing $60 million credit facility of the Company, any replacement credit facility approved by the Board of Managers, or establishing a Letter of Credit or bonding in connection with the closing of the transaction described in Recital "B", financing by the Company, including the borrowing of money or
     -----------
     encumbering of Company property, in excess of One Hundred Thousand Dollars ($100,000.00);

               (c) Any Project involving a capital expenditure in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00) that was approved by the Board of Managers in an Annual Budget;

               (d) Any Project involving a capital expenditure in excess of Seven Hundred Fifty Thousand Dollars ($750,000.00) that was not approved by the Board of Managers in an Annual Budget;

               (e) The sale, lease or other transfer of assets of the Company with an aggregate value greater than One Million Five Hundred Thousand Dollars ($1,500,000.00) or any sale, lease or other transfer of assets of the Company exceeding Five Hundred Thousand Dollars ($500,000.00) after the aggregate of all sales, leases or other transfers of assets by the Company during the calendar year is greater than Five Million Dollars ($5,000,000.00);

               (f) Any contract, agreement, lease or other instrument creating an aggregate obligation upon the Company exceeding One Million Dollars ($1,000,000.00);

               (g) The annual approval of hedging strategies of the Company as part of the Annual Budget and any liability or agreements to effectuate hedging strategies;

               (h) The prosecution, defense or settlement of any claims by or against third parties, lawsuits, arbitration, mediation or administrative actions related to the activities of the Company where the amount in controversy exceeds or the cost and expense is expected to exceed Five Hundred Thousand Dollars ($500,000.00);

               (i) The hiring of engineering, accounting, legal or consulting firms when the cost of a project is expected to exceed Two Hundred Fifty Thousand Dollars ($250,000.00);

               (j) The confessing of a judgment against the Company, except in connection with mortgages on assets of the Company located in Louisiana for purposes of executory process;

               (k)  Approval of the Annual Budget or any amendments thereto;

               (l) Approval of any AFE in an amount greater than One Million Five Hundred Thousand Dollars ($1,500,000.00) if such AFE is for a Project approved by the Board of Managers in the Annual Budget or Seven Hundred Fifty Thousand Dollars ($750,000) if such AFE is for a Project not approved by the Board of Managers in the Annual Budget;

               (m)  The amendment of this Agreement;

               (n)  The amendment of the AMI;

               (o) Approval of the opening of accounts for the Company by an Officer and the designation of the individuals having signature authority on the account;

               (p) Authorizing any Member to compete with the Company within the AMI as further described in Section 8.3; and
                                     -----------

               (q) Any other matters which the Board of Managers hereafter determines shall require the consent of the Board of Managers as a Major Decision.

The Board of Managers and the Managing Director and President shall aggregate similar or related projects and/or contracts for purposes of determining whether the threshold amount of any Major Decision described in subsections (a) through
(q) above is met for the purpose of requiring Board of Manager approval. Upon Board of Manager approval of any such projects or contracts or aggregated projects or contracts, the amounts for such projects or contracts or the aggregated amounts for such projects or contracts for purposes of determining the threshold amounts will be cleared to a zero balance.

     5.12.     Liability and Indemnification of Board of Managers.  The
               --------------------------------------------------
management, conduct and operation of the Company's business shall be at the expense and risk of the Company and not at the expense or risk of any Manager seated on the Board of Managers. No Manager shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act (even if such action or failure to act constitute simple negligence) on behalf of the Company within the scope of the authority conferred on the Board of Managers by this Agreement or by law, unless such act or omission was performed or omitted fraudulently, in bad faith or constituted gross negligence. Each Manager shall be entitled to indemnification by the Company from liabilities for damages to the maximum extent permitted under the Law unless such liability arises out of an act or omission that was performed or omitted fraudulently, in bad faith or constituted gross negligence.

     5.13.     Delegation of Duties to Officers.  The Board of Managers may
               --------------------------------
expressly delegate day-to-day duties to the Officers in addition to those specifically delegated herein. In the event a

Manager is also an Officer, such Officer shall excuse himself from Board of Managers decisions regarding appointment and employment matters concerning such Officer.

                                  ARTICLE VI.
                                   OFFICERS

     6.1. Officers.  The Board of Managers may appoint Officers of the Company,
          --------
as agents of the Company, to carry out the day-to-day activities of the Company and to implement decisions and policies of the Board of Managers. Such Officers may be, at the discretion of the Board of Managers, the Managing Director, President, Vice President, Secretary and Treasurer. The Board of Managers may also appoint other Officers in accordance with the provisions of Section 6.3 of
                                                                 -----------
this Article VI.  Any number of offices may be held by the same person.
     ----------
Notwithstanding any other provisions of this Agreement, all actions and authorities of the Officers shall be subject to the direction, review and control of the Board of Managers.

     6.2. Election of Officers.  The Officers of the Company shall be chosen by
          --------------------
the Board of Managers and each shall serve at the pleasure of the Board of Managers without prejudice to any contract of employment between the Officer and the Company.

     6.3. Additional Officers.  The Board of Managers may appoint and may
          -------------------
empower the Managing Director and/or President to appoint such additional Officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Board of Managers (or, to the extent the power to prescribe authorities and duties of additional Officers is delegated to them, the Managing Director and President) may from time to time determine.

     6.4. Removal and Resignation of Officers.  Without prejudice to any
          -----------------------------------
contract of employment, any Officer may be removed, with or without cause, by the Board of Managers (or, to the extent the power to prescribe authorities and duties of additional Officers is delegated to them, the Managing Director and President) at any regular or special meeting of the Board of Managers or by such Officer, if any, upon whom such power of removal may be conferred by the Board of Managers. Any Officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any employment contract to which the Officer is a party.

     6.5. Vacancies in Offices.  A vacancy in any office because of death,
          --------------------
resignation, removal, disqualification or other cause shall be filled by the Board of Managers. The President and Managing Director may, jointly, make temporary appointments to a vacant office reporting to the President pending action by the Board of Managers.

     6.6. Managing Director.  The Managing Director, subject to the control of
          -----------------
the Board of Managers and this Agreement, shall have the joint responsibility with the President over the general supervision, direction and control of the business of the Company. The Managing Director shall have no singular authority to incur expenses associated with the normal operating and maintenance of the Company. The Managing Director shall have such other responsibilities and authorities as the Board of Managers may prescribe. The Managing Director and the President shall have the authority to jointly approve all capital expenditures and AFE's of the Company with a cost greater than One Hundred Thousand Dollars but less than the Major Decision spending levels set forth in Section 5.11.
                             ------------

     6.7. President.  The President, subject to the control of the Board of
          ---------
Managers, shall have the joint responsibility with the Managing Director over the general supervision, direction and control of the business of the Company and shall have the responsibility over the Officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of President of a business entity and shall have such other powers and duties as may be prescribed by the Board of Managers or this Agreement. The President shall have the singular authority to incur expenses associated with the normal operating and maintenance of the Company up to One Hundred Thousand Dollars ($100,000). The President shall have the joint authority with the Managing Director to approve all capital expenditures and AFE's of the Company with a cost greater than One Hundred Thousand Dollars but less than the Major Decision spending levels set forth in Section 5.11. The duties of the President
                                      ------------
shall include compliance with the following items, certain of which items are subject to the concurrence of the Managing Director as set forth in Section 6.6
                                                                    -----------
and all of which are subject to review and/or change by the Board of Managers:

          (a) Execution, performance and implementation of contracts affecting the Company in accordance with this Agreement;

          (b) Acquisition of any and all rights-of-way, permits, authorizations and licenses that may be necessary or useful for the conduct of the business of the Company;

          (c) Rendering for payment of all severance and ad valorem taxes, assessments, and other impositions applicable to the property owned by the Company;

          (d) Maintenance of all books of accounts and other records of the Company;

          (e) Retaining on behalf of the Company and coordinating the rendering of services by all consultants, engineers, accountants and attorneys (except as to matters arising out of a disagreement among the Members) necessary or appropriate;

          (f) Payment of all debts and other obligations of the Company to the extent funds are available;

          (g) Execution on behalf of the Company of all instruments and documents (subject to the direction of the Board of Managers if such instruments or documents constitute Major Decisions or the concurrence of the Managing Director if such instruments and documents require joint execution), including, without limitation, checks, drafts, notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgaging or Disposition of the Company's property; assignments; bills of sale; leases; partnership agreements, operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the President, to the business of the Company;

          (h) Distribution of funds to the Members in accordance with the provisions of this Agreement;

            (i) Performance of other routine business functions, operations and management of the day-to-day business and affairs of the Company in accordance with and as limited by the provisions of this Agreement;

            (j) Preparation of the Annual Budget;

            (k) Operation and maintenance of the assets of the Company in compliance with all applicable rules and regulations of the governmental authorities having jurisdiction;

            (l) Acquisition and maintenance of policies of insurance on behalf of the Company; and

            (m) In the event of an Extraordinary Circumstance, the taking of such action and the making of such expenditures as may be necessary and proper, in the President's judgment, for the protection of life and property; provided, however, as soon as practicable, the President shall notify the Board of Managers of the nature of the Extraordinary Circumstance and any actions taken.

     6.8.   Senior Vice President, Chief Financial Officer and Treasurer.  The
            ------------------------------------------------------------
Senior Vice President, Chief Financial Officer and Treasurer of the Company shall initially be the same person and such person shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all reasonable times be open to inspection by each Manager and each Member. The Senior Vice President, Chief Financial Officer and Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board of Managers. He or she shall disburse the funds of the Company as may be ordered by the Board of Managers, shall render to the President and the Board of Managers, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Board of Managers, President or this Agreement.

     6.9.   Vice President.  The Vice President, if any, or, if there are more
            --------------
than one, the Vice Presidents in the order determined by the Board of Managers or President shall be the Officer or Officers next in order of authority after the President. Each Vice President shall have such authority and duties as are prescribed by the Board of Managers, President or this Agreement.

     6.10.  Secretary.  The Secretary shall keep or cause to be kept at the
            ---------
principal place of business of the Company, or such other place as the Board of Managers may direct, a book of minutes of all meetings and actions of the Board of Managers, committees or other delegates of the Board of Managers. The Secretary shall keep or cause to be kept at the principal place of business of the Company a register or a duplicate register showing the names of all Members and their addresses, the class and percentage interests in the Company held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary may, and upon request, shall give or cause to be given notice of all meetings of the Members and of the Board of Managers (or committees or other delegates thereof) required to be given by this Agreement or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board of Managers, President or this Agreement.

     6.11.  Indemnification of Officers.  The Officers will be indemnified by
            ---------------------------
the Company against all costs and expenses incurred by them in connection with the defense of any action, suit or proceeding in which they may be involved or to which they may be made a party by reason of being or having been an Officer, agent or employee of the Company to the fullest extent permitted by the Law, as is now or hereafter amended.

                                  ARTICLE VII
                           ANNUAL BUDGETS AND AFE's
                           ------------------------

     7.1.   Annual Budgets.  The Company shall prepare and the Board of Managers
            ---------------
shall review, revise, if necessary, and approve Annual Budgets as follows:

            (a) Each budget period shall be for twelve (12) consecutive months expiring on December 31 of each year. During the thirty (30) day period prior to November 1 of each calendar year, the President, in cooperation with the Managing Director and the Chief Financial Officer, and his or her delegees will consult with the Board of Managers concerning the proposed budget for the next calendar year. The President, in cooperation with the Managing Director and the Chief Financial Officer, shall submit to the Board of Managers not later than December 1 of each year a proposed Annual Budget for the next calendar year showing (i) the Projects and other work to be undertaken along with the projected costs of such Projects; (ii) employees and contract personnel required; (iii) projected operating expenses for ongoing maintenance and operation of the assets of the Company; and (iv) such other information as the Board of Managers may reasonably require. Each proposed Annual Budget shall be subject to consideration, revision and approval by the Board of Managers. The Board of Managers shall consider such proposed Annual Budget and approve the same with such revisions thereto as the Board of Managers may require as soon as practicable but in any event not later than December 15/th/. The Board of Managers' approval of an Annual Budget shall authorize and oblige the Company to proceed with such Annual Budget. The parties recognize that the foregoing schedule will be modified, as necessary, for the 2001 budget year.

            (b) The Annual Budgets provided for herein are for planning purposes and to allow each Member and the Board of Managers to anticipate the level of activity that may be proposed for the budget year. During the course of the budget year, the President shall present AFE's for the Projects to the Board of Managers for approval subject to the provisions of the subsequent provisions of this Agreement.

     7.2.   Authorization for Expenditure.
            -----------------------------

            (a) AFE Approvals.  Except for Extraordinary Circumstances, the
                -------------
     President, before incurring any expenditure or entering into any commitment for the account of the Company which would be considered a Major Decision, shall submit an AFE to the Board of Managers for approval. To the extent the Board of Managers approves an AFE, the President shall be authorized and obliged, in accordance with this Agreement, to proceed with such commitment or expenditure on behalf of the Company. In case of Extraordinary Circumstances, the President may take such steps and incur such expenses as in its reasonable opinion are required to deal with the Extraordinary Circumstance to safeguard life and property, but the President, as promptly as possible, shall report the Extraordinary Circumstance to the Board of Managers and, to the extent the further work or other operations necessary in connection with such Extraordinary Circumstance constitutes a

     Major Decision or is outside of the then approved Annual Budget, submit an AFE for such further work or operations to the Board of Managers for approval.

          (b) AFE Response Time.  The Board of Managers shall have fifteen (15)
              ------------------
     days from receipt of an AFE covering a Major Decision in an approved Annual Budget within which to approve or disapprove the amount of the AFE and fifteen (15) days from receipt of an AFE related to a Major Decision not in an approved Annual Budget within which to approve or disapprove or such lesser time as may be required under the circumstances. The Board of Managers' failure to approve an AFE shall be deemed the disapproval of such AFE.

     7.3. Board of Managers Disapproval.  In the event the Board of Managers
          -----------------------------
decides not to approve a Project, a Member whose Board of Managers representatives voted to approve such Project may elect to undertake such Project on its own or with other Members. In such event, such Member may undertake such Project for its own account, free from interference or accountability to the other Member. In such an event, however, nothing within this Agreement shall preclude or prohibit such Member from contracting with the Company for services related to such interests.


                                 ARTICLE VIII
                            AREA OF MUTUAL INTEREST
                            -----------------------

     8.1. Creation of AMI.  The Members hereto create an Area of Mutual Interest
          ---------------
comprised of the areas identified in Section 1.8.
                                     -----------

     8.2. Term.  The term of the AMI will extend for so long as Patina and its
          ----
Affiliates, in the aggregate, own at least fifteen percent (15%) of the Membership Interests to the Company and Galesi and Rotterdam Ventures and their respective Affiliates own, collectively and in the aggregate, at least fifteen percent (15%) of the Membership Interests to the Company.

     8.3. Non-Compete Within the AMI.  Except as provided herein, during the
          --------------------------
term of the AMI, a Member may not compete with the Company in the exploration, development or production of oil or gas or their constituents (including coalbed methane) within the AMI without the approval of a Majority of the Board of Managers, nor may such Member allow an Affiliate to so compete. For purposes hereof, the term "compete with the Company" shall mean the ownership or
                  ------------------------
operation of an interest in an exploration, development or production activity within the AMI or of an interest in any business or venture engaged in an exploration, development or production activity within the AMI; provided,
                                                                --------
however, that nothing within this Article VIII is intended nor shall it preclude
-------                           ------------
a Member from acquiring any such interests on the condition that such Member complies with the terms of this Article VIII with respect to such interests.
                                ------------

     8.4. Activities Within the AMI.  If, during the term of the AMI, any Member
          -------------------------
or its Affiliate acquires or is contemplating the acquisition of an interest (including, without limitation, the acquisition of a controlling interest in an Entity with interests within the AMI) that competes with the Company (as defined in Section 8.3), such Member (the "Acquiring Member") shall notify the Board of
   -----------                     ----------------
Managers representatives of the non-acquiring Members (the "Non-Acquiring
                                                            -------------
Member") of the acquisition or contemplation of the acquisition of such interests. Such notice shall be in writing and shall include the following:

          (a) A statement of the acquisition costs of the interests within the AMI;

          (b) A plat setting forth the location of the interests;

          (c) A summary of existing and potential wells comprising the interests;

          (d) A summary of reserve data and proposed future drilling which support the investment in the interests;

          (e) A financial report setting forth projected profitability of the interests including projected operating costs and revenues;

          (f) If the acquisition is a part of a larger acquisition or is of a controlling interest in an Entity, a fair and reasonable allocation of the value ascribed to the interests acquired or to be acquired that are within the AMI or that are held or to be held by the Entity that are within the AMI; and



          (g) Any other projections, evaluations or other information deemed useful to the Board of Managers to evaluate the investment in the interests.

After receiving the information described in subsections (a) through (f) above, the Non-Acquiring-Member shall have thirty (30) days within which to determine whether the Company shall acquire all or none of such interests located within the AMI. If the Non-Acquiring Member elects to have the Company acquire all of such interests, then, within sixty (60) days of the Acquiring Member's acquisition, the Acquiring Member shall cause the Company to acquire such interests on the noticed terms and conditions. If the Non-Acquiring Member elects not to have the Company acquire all of such interests, the Acquiring Member shall be permitted to acquire such interests for its own account and own and operate such interests without interference or accountability to the Company. In such an event, however, nothing within this Agreement shall preclude or prohibit such Member from contracting with the Company for services related to such interests. Notwithstanding the foregoing, in the event the Acquiring Member provides the notice described above to the Non-Acquiring Member prior to the acquisition of the interests and the Non-Acquiring Member elects not to have the Company acquire all of the interests within the AMI and upon closing of such transaction the terms and conditions of such acquisition are materially different than those previously noticed to the Non-Acquiring Member, the Acquiring Member shall re-notify the Non-Acquiring Member, which notification and the Non-Acquiring Member's rights following such re-notification shall be the same as those set forth above.

     8.5. Outside the AMI.  The terms and conditions of this Article VIII shall
          ---------------                                    ------------
apply to any interests situated within the boundaries of the AMI. Any interests situated outside of the boundaries of the AMI shall not be subject to this
Article VIII and a Member shall be free to undertake any activities located
------------
outside the AMI for its own account free from interference or accountability to the other Member. In such an event, however, nothing within this Agreement shall preclude or prohibit such Member from contracting with the Company for services related to such interests.

     8.6. After-Acquired Interests.  The AMI shall be expanded after the
          ------------------------
Effective Date to apply to all After-Acquired Interests of the Company; provided, however, that the non-competition restriction set forth in Section 8.3
--------  -------                                                    -----------
above shall not apply to any interests owned or operated by a Member within the AMI as of the date the Company acquires such After-Acquired Interests.

                                  ARTICLE IX
                       ADDITIONAL CAPITAL CONTRIBUTIONS
                       --------------------------------

     9.1.  Additional Capital Contributions. Each Member shall contribute its
           --------------------------------
proportionate share of any additional Capital Contribution, based upon its Sharing Ratio, of the funds approved by a Majority of the Board of Managers, in cash, wired to the Company account within ten (10) days after written request therefor made by the Board of Managers. Such Capital Contributions shall be credited to the Members' respective capital accounts.

     9.2.  Capital Contribution Default/Non-Consent. If a Member fails to make a
           ----------------------------------------
Capital Contribution within ten (10) days after it is due, the Board of Managers (excluding the representatives of such defaulting Member) may cause the Company to abandon the Project or operations. Alternatively, the remaining Member (the "Consenting Member") may declare that the non-paying Member (the "Non-Consenting
 -----------------                                                --------------
Member") has elected to "Non-Consent" the Project or operations. The Consenting
------                   -----------
Member may elect to proceed with the Project or operations and pay all of the Capital Contributions that the Non-Consenting Member failed to pay. In such event, the Non-Consenting Member shall forfeit the right to participate in the Project or operations and shall forego its proportionate share of all income from the Project until the Consenting Member has recovered three hundred percent (300%) of the Capital Contributions the Non-Consenting Member failed to or elected not to pay. All tax attributes relating to any such Capital Contribution shall be allocated to the Consenting Member.


                                  ARTICLE X.
                               CAPITAL ACCOUNTS
                               ----------------

     10.1. Separate Capital Accounts. A separate Capital Account shall be
           -------------------------
maintained for each Member. Capital Accounts shall be maintained in a manner corresponding to the capital of the Members as reported by the Company for federal income tax purposes, and in accordance with the requirements of Treas. Reg. (S)1.704-1(b)(2)(iv). The Capital Accounts of the Members as of the date first stated above shall be as set forth in Exhibit "A". Patina shall make a
                                            -----------
Capital Contribution of $21 million contemporaneous with the closing of the transaction described in Recital "B", which Capital Contribution is reflected in
                         -----------
Exhibit "A".
-----------

     10.2. Transfer of Interest.  In the event of a permitted sale or exchange
           --------------------
of an Interest in the Company in accordance with Article XII of this Agreement, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treas. Regs.

     10.3. Compliance with Code. The manner in which Capital Accounts are to be
           --------------------
maintained pursuant to this Agreement is intended to comply with the requirements of Section 704(b) of the Code and the Treas. Regs. promulgated thereunder. If, in the opinion of the Company's accountants, the manner in which the Capital Accounts are to be maintained pursuant to the preceding provisions of this Article should be modified in order to comply with Section 704(b) of the Code and the Treas. Regs., then notwithstanding anything to the contrary contained in this Article, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

     10.4.     Allocations of Profits and Losses.
               ---------------------------------

               (a)  Definitions and Special Rules. For purposes of this
                    -----------------------------
     Agreement, allocations of income, gain, loss, deduction or credit (or cost of purchased assets or other amount on which a tax credit is based) of the Company, shall include each component of such item to be allocated, as determined for purposes of the Company's income tax reports and returns. Notwithstanding any other provision of this Agreement, accounting for the Company's capital and income, gain, loss, deductions, credits and distributions shall comply with Section 704 of the Code and the Treas. Regs. thereunder. Any Company income, gain, loss, deduction or credit (or cost of purchased assets or other amount on which a tax credit is based), as initially determined and allocated for any year, shall be redetermined and reallocated if necessary to correct any errors, or to reflect the result of any tax audit, or to take account of other pertinent factors.

               (b)  Contributed and Revalued Property.  Income, gain, loss and
                    ---------------------------------
     deduction with respect to property contributed to the Company by a Member or revalued pursuant to Treas. Reg. 1.704-1(b)(2)(f) shall be allocated among the Members as required by Section 704(c) of the Code and Treas. Regs. thereunder. The preceding sentence shall be administered in accordance with the "traditional method with curative allocations" described in Section 1.704-3(b) and (c) of the Treasury Regulations; provided that curative allocations shall be limited to allocations of depreciation, depletion, gain and loss computed with respect to the oil and gas properties described in Recital B of this Agreement.

               (c)  Tax Basis. Except as otherwise provided in subsection (b) of
                    ---------
     this Section, for federal income tax purposes, the Tax Basis of each property subject to Section 613A(c)(7)(D) of the Code shall be allocated between the Members in the same proportions as their respective Sharing Ratios.

               (d)  Simulated Depletion.  For purposes of computing Simulated
                    -------------------
     Depletion, Simulated Gain and Simulated Loss with respect to properties subject to Section 613A(c)(7)(D) of the Code, Simulated Basis shall be allocated between the Members in the same proportions as their Sharing Ratios.

               (e)  Other Allocations.  Except as otherwise provided in this
                    -----------------
     Agreement, all income, gain, loss, deduction and credit of the Company shall be allocated among the Members in proportion to their respective Sharing Ratios.

     10.5.     Deficit Balance. Except as otherwise required in the Law (and
               ---------------
subject to the terms of this Article), no Member shall have any liability to restore all or any portion of a deficit balance in such Member's Capital Account.

     10.6.     Qualified Income Offset. Any Member who unexpectedly receives an
               -----------------------
adjustment, allocation or distribution described in Treas. Reg. (S)1.704-1(b)(2)(ii)(d)(4), (5) or (6) that results in such Member's Capital Account having an Adjusted Capital Account Deficit after all other allocations pursuant to this Article X have been made will be allocated items of income and gain
        ---------
(consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate any resulting deficit balance as quickly as possible.

     10.7.     Minimum Gain Chargeback. Beginning in the first taxable year in
               -----------------------
which there are "nonrecourse deductions" or a distribution is made of proceeds of a nonrecourse liability that are allocable to an increase in the minimum gain of the Company, as determined under the rules of Section 1.704-2(c)(3) of the Treasury Regulations, and thereafter throughout the full term of the Company, "minimum gain chargeback" rules in accordance with Section 1.704-2(f) of the Treasury Regulations shall apply with respect to the allocation of income and gain in those year(s). If there is a net decrease during a taxable year of partner nonrecourse debt minimum gain within the meaning of Treas. Reg. 1.704-2(i)(3), then the chargeback rules of Treas. Reg. 1.704-2(i)(4) shall apply.

     10.8.     Nonrecourse Deductions. Nonrecourse deductions under Treas. Reg.
               ----------------------
1.704-2(c) for any fiscal year shall be allocated among the Members in proportion to their respective Sharing Ratios, except that nonrecourse deductions attributable to nonrecourse debt for which any Member bears the economic risk of loss shall be allocated to such Member.

     10.9.     Allocations with Respect to Deficit Capital Account of a Member.
               ---------------------------------------------------------------
Except as otherwise provided in this Article X, if during any fiscal year of the
                                     ---------
Company the allocation of any deduction to a Member would cause or increase a negative balance in the Member's Capital Account as of the end of that fiscal year, only the amount of such deduction that reduces the balance to zero shall be initially allocated to the Member. The remaining amount shall first be allocated to other Members with positive Capital Account balances.

     10.10.    Curative Allocations. Any special allocations of income or
               --------------------
deductions pursuant to Sections 10.6 through 10.9 shall, to the extent
                       --------------------------
consistent with those Sections, be taken into account in computing subsequent allocations of income and deductions so that the resulting Capital Account balance of each Member shall, to the maximum extent possible, be equal to the balance that would have existed if such special allocations had not occurred, provided the character (as ordinary or capital) of any item allocated under this sentence shall, to the extent reasonably feasible, be the same as the character of the item of deduction or income subject to such special allocation.

     10.11.    Limitation on Return of Capital. Each Member shall be entitled to
               -------------------------------
recover the amount of such Member's Capital Account only at the time or times provided for herein and solely from the assets of the Company. The Capital Accounts of the Members shall not bear interest.

                                  ARTICLE XI
                                 DISTRIBUTIONS
                                 -------------

     11.1.     Distributions in General. Except for distributions made upon
               ------------------------
liquidation of the Company and subject to Section 17.5 below, the Company shall
                                          ------------
make distributions to its Members at such times and in such amounts as the Board of Managers shall determine. Distributions shall be made to Members in proportion to their respective Sharing Ratios as of the date of the distribution. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member pursuant to this Section.

     11.2.     Limitation on Distributions. No Member has any right to demand or
               ---------------------------
receive distributions in any form other than cash. The Board of Managers may, in their discretion, make distributions in cash or in kind, or partially in each, provided that no Member shall be compelled to accept a distribution of any asset in kind to the extent that the percentage of the asset distributed to such Member exceeds the Interest of such Member.

     11.3.     Restriction Upon Distributions. No non-liquidating distributions
               ------------------------------
shall be declared and paid unless, after the distribution is made, the fair value of the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

     11.4.     Distributions for Tax Liabilities. Subject to any restrictions
               ---------------------------------
imposed under credit obligations of the Company, the Board of Managers shall use reasonable efforts to distribute to each Member in accordance with each Member's Sharing Ratio, a cash amount equal to the estimated annual federal and state income tax attributable to the estimated taxable income and gains of the Company allocated to each Member. The distributions to each Member under this Section shall be calculated using the highest federal and state income tax rate of any single Member.

                                  ARTICLE XII
                            PROFITS INTEREST OWNERS
                            -----------------------

     12.1.     Creation. A "Profits Interest Owner" is an Interest Owner who
               --------     ----------------------
acquires his Interest in the Company through a Transfer when: (a) a Member Transfers all or part of such Member's Interest in the Company and a Majority of the non-transferring Members of the Company do not approve in writing of the Transfer and the admission of the transferee as a Substituted Member; (b) the Board of Managers is required to recognize a Transfer that does not comply with the Transfer conditions set forth in this Agreement; (c) if the Board of Managers, in its sole discretion, elects to recognize a Transfer that does not comply with the Transfer conditions set forth in this Agreement; (d) the Transfer is the Transfer of a Profits Interest; or (e) any other Transfer creates a Profits Interest as provided in this Agreement. Upon the Transfer of a Profits Interest separate and apart from a Membership Interest, all voting rights that were previously appurtenant to such Interest shall terminate unless such Transfer is to an Affiliate of the Member or a Transfer described in
Section 13.2(e), in which case the voting rights shall remain with the Member.
---------------

     12.2.     Rights of Profits Interest Owner. A Profits Interest Owner shall
               --------------------------------
be entitled only to receive the share of Profits or other compensation by way of income and the return of contributions to which the transferor Member under which the Profits Interest was created would otherwise have been entitled with respect to the interest transferred, and a Profits Interest Owner shall be allocated the share of Company income, gain, loss, deduction and credit that would otherwise be allocated to the transferor Member with respect to such interest. A Profits Interest Owner shall not be entitled to vote on Company matters and shall not have any of the other rights of a Member under the Law or the Agreement. A Profits Interest Owner shall be entitled to receive financial information of the Company that is prepared in the ordinary course of business as is described in Section 14(a) hereof.
                   -------------

     12.3.     Distributions. If there are any Profits Interest Owners in the
               -------------
Company, any provision of this Agreement for distributions to Members shall be deemed to mean distributions to Interest Owners in proportion to their respective Sharing Ratios.

     12.4.     Relation to Membership Interest. Each Profits Interest shall
               -------------------------------
relate back to the original Membership Interest from which it was created for purposes of determining the rights and obligations of the Profits Interest Owner including, but not limited to: (a) liability to the Company for the return of the Capital Contribution of such Membership Interest as may be required under this Agreement; and (b) the right of the Company to satisfy the debts, obligations or liabilities for damages that the Transferor or Transferee of such Membership Interest may have to the Company including, but not limited to, the right to satisfy same through any allocations and distributions that would otherwise be made with respect to the Membership Interest.

     12.5.     Liability to the Company. A Profits Interest Owner who
               ------------------------
rightfully receives the return in whole or in part of a Capital Contribution, as defined in the Law, may be liable to the

Company for the return of the contribution, but only to the extent now or hereafter provided by the Law.

     12.6.     Reduction of Profits Interests. If the Members elect to
               ------------------------------
contribute additional capital to the Company and the Board of Managers determine that such additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company's business (including, without limitation, expansion or diversification), the Interests of the Profits Interest Owners shall be automatically reduced based upon the proportionate increase in the value of all Interests directly attributable to the additional Capital Contributions as determined by the Board of Managers.

                                 ARTICLE XIII
                   SALE, TRANSFER OR ASSIGNMENT OF INTERESTS
                   -----------------------------------------

     13.1.     Transfers. Except as otherwise provided herein, any Member may
               ---------
only sell, assign, or otherwise Transfer its interest in the Company with the Majority consent of the Members. Such approval will not be unreasonably withheld and may be conditioned upon the transferring Member's satisfaction of all outstanding financial and accounting issues affecting the transferring Member. Any sale of a Member's Interest shall be subject to the terms hereof. To be admitted to the Company as an additional or substitute Member, the transferee shall be required to ratify this Agreement pursuant to which such transferee assumes a proportionate share of the obligations of its transferor under this Agreement and agrees to be bound by all the terms thereof. Following the date of Transfer by a Member of all of its interest, the transferor shall have no further interest in the Company, nor shall it be entitled to participate in the management of the Company.

     13.2.     Transfers or Assignments Without Approval. A Member may, without
               -----------------------------------------
the approval of the other Members:

               (a)  Transfer a Profits Interest;

               (b) Transfer all or part of its rights and interests in the Company by sale or Transfer of all or part of such interests to an another Member or an Affiliate of a Member, or pursuant to the Member's merger, reorganization, consolidation or sale of all or substantially all of its assets; provided, however, that in the event of the merger of Patina into an acquiring entity or a sale of all or substantially all of its assets, Patina shall make all reasonable efforts to obtain an offer from the acquiring entity to acquire the Galesi Members' Interests, provided that such obligation shall not result in a diminution in the value to be received by Patina;

               (c) Transfer all or part of a Member's Membership Interests for estate planning purposes, provided that the voting rights for any such transferred Member Interest shall remain at the direction and control of the Designated Galesi Member or Designated Patina Member, as the case may be;

               (d) Transfer a portion of its Membership Interest to key directors, officers or employees of a Member or an Affiliate, provided that the voting rights for any such transferred Member Interest shall remain at the direction and control of the Designated Galesi Member or Designated Patina Member, as the case may be; and

               (e) Mortgage, pledge hypothecate or otherwise encumber all or a part of its Interest in favor of a bona fide financial institution; provided, however, it the event the secured party forecloses against such Interest, such action shall be subject to the rights of the other Members as set forth in Section 13.4.
                                                                ------------


In the event of any Transfer or Transfers permitted under this Section, the interest so transferred shall be and remain subject to all terms and provisions of this Agreement; the assignee or transferee shall be deemed to have assumed all the obligations relating to the interests or rights so transferred. No change in ownership or rights under this Agreement shall be binding upon any other Member until copies of all instruments executed and delivered in connection with such Transfer or assignment shall have been delivered to such other Member and the Board of Managers.

     13.3.     Involuntary Transfer. In the event the interest of any party to
               --------------------
this Agreement is transferred by operation of law, including, without limitation, by execution of judgment or upon the Bankruptcy of the party, such action shall be subject to Section 13.4 hereof and the transferee shall obtain
                           ------------
only a right to receive the distributions to which the transferor party would have been entitled and shall not become a substituted Member.

     13.4.     Right to First Refusal. If, at any time during the term hereof,
               ----------------------
the Patina Members or, as the case may be, the Galesi Members, desire to Transfer all or any part of their Membership Interest, such transferring Member shall promptly give written notice to the other Member with full information concerning the proposed Transfer, including copies of all agreements concerning the proposed Transfer, which shall include the name, address of the prospective purchaser, the purchase price and all other material terms and conditions thereof. The non-transferring Member shall then have a prior, optional right, for a period of thirty (30) days after receipt of written notice, to exercise its right to purchase the Membership Interest for cash and consistent with the terms and conditions on which the transferring Member has agreed to sell. In the event the non-transferring Member elects not to purchase the transferring Member's Interest, the transferring Member shall have ninety (90) days to complete the sale of the Interest to the prospective purchaser or any third party on the same terms and conditions as described in the notice to the non-transferring Member. If no transfer occurs within such period, the right of last refusal described herein shall again take effect. The rights set forth in this Section shall not apply to a Transfer described in Section 13.2, except as
                                                        ------------
described in Section 13.2(e).  For purposes of operation of this Section, the
             ---------------
Patina Members shall constitute a single Member and the Galesi Members shall constitute a single Member.

     13.5.     Option to Purchase. At any time after January 1, 2003, the Patina
               ------------------
Members or the Galesi Members may offer to purchase the Membership Interests of the other Member (the "Initial Purchase Offer"). Such Initial Purchase Offer
                       ----------------------
shall be in writing. Within sixty (60) days following the receipt of the Initial Purchase Offer, the receiving Member shall either accept such Initial Purchase Offer or agree to purchase the offering Member's Interest at the price and under the same terms as set forth in the Initial Purchase Offer. The purchasing Member hereunder shall have ninety (90) days after the sixty (60) day response period or, if a response prior to the end of such sixty (60) day period, ninety (90) days following receipt of such response, in which to close on the purchase of the other Member's Interest. For purposes of operation of this Section, the Patina Members shall constitute a single Member and the Galesi Members shall constitute a single Member.

     13.6.     Effective Date of Transfer. Each Transfer shall become effective
               --------------------------
as of the first day of the calendar month following the calendar month during which the Members approve such Transfer (if such approval is required under the terms hereof) and the President receives a copy of the instrument of Transfer and all such documents evidencing the Transfer which the President may request.

     13.7.     Invalid Transfer. No Transfer of Interests which is in violation
               ----------------
of this Article shall be valid or effective, and the Company shall not recognize the same for the purposes of making any allocation or distribution. The Company may enforce the provisions of this Article either directly or indirectly or through its representatives by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any proposed Transfers not in accordance with this Article.

     13.8.     Admission of Additional Members; Issuance of Additional
               -------------------------------------------------------
Membership Interests. Additional Interests may be authorized and issued by the
--------------------
Company to existing Members upon such terms and conditions as may be approved by a Majority of the Members. Additional Membership Interests may be authorized and issued by the Company to any Additional Member in connection with the receipt of new Capital Contributions from, and the admission to the Company of, such Additional Members upon such terms and conditions as may be approved by a Majority of the Members. In addition, no new Person may be admitted as an Additional Member in connection with new Capital Contributions or issuance of additional Interests unless the applicable requirements of this Article relating to Transfers of Interests have been satisfied in connection with the issuance and acquisition of the new Interests and the admission of the Additional Member. The admission of an Additional Member shall be effective as of the first day of the calendar month following the calendar month during which (a) the Members approve such admission, (b) the Additional Member executes an instrument reasonably satisfactory to the Board of Managers accepting the terms and provisions of this Agreement and any agreement required hereunder, (c) the Additional Member pays any reasonable expenses in connection with its admission as an Additional Member (including legal and accounting expenses), and (d) the Board of Managers receives consents, opinions of counsel and other documents required as provided above and all of the other conditions set forth above have been satisfied.

                                 ARTICLE XIV.
                                 ADMINISTRATION
                                 --------------

     14.1.     Bank Accounts. The Board of Managers may authorize any Officer to
               -------------
establish Company bank accounts on such signature or signatures as approved by the Board of Managers. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such depositories. Company funds shall not be commingled with the funds of any Member, Manager or any other Person.

     14.2.     Company Records.
               ---------------

               (a)  Reports to the Board of Managers. Within forty five (45)
                    --------------------------------
     days from the end of each calendar month, the Company shall determine and report to the Board of Managers the revenues and expenditures of the Company during such month. Such report shall be prepared on an accrual basis including the net income before depreciation and amortization, any gains and losses on the sale, use or operation of Company properties or assets for the preceding month. The Company shall prepare and distribute to the Board of Managers on quarterly basis a good faith estimate of the Company's working capital requirements for the upcoming business quarter and a pro-forma balance sheet. The statements shall identify expenses incurred in the prior quarter summarized by appropriate classifications of investment and expense, and items of controllable material and unusual charges and credits shall be identified and fully described.

               (b)  Records. The Company shall maintain complete and accurate
                    -------
     records of all costs and documentation of items which are chargeable to the Company and retain such records for the minimum period necessary in order to comply with all state and federal record retention requirements but not less than two (2) years from the end of the calendar year in which the costs were incurred. The records of the Company shall be deemed to contain confidential information and all parties agree to respect that confidentiality.

               (c)  Annual Audited Financials. The Company will prepare, or
                    -------------------------
     cause to be prepared, annual audited financial statements of the Company. Unless otherwise decided by the Board of Managers, the audited financial statements of the Company shall be prepared by Arthur Andersen and delivered to the Members on or before March 31 of the calendar year following the calendar year covered by such audited financial statements.

               (d)  Adjustments. Payment of any bill shall not prejudice the
                    -----------
     right of any Member to protest or question the correctness thereof. Subject to a Member's right to conduct an audit as provided herein, all statements rendered to any Member during any calendar year shall be conclusively be presumed to be true and correct twenty-four (24) months following the end of such calendar year, unless within such twenty-four (24) month period a Member makes written exception thereto and makes a claim upon the Company for adjustment. Failure on the part of a Member to make claim adjustment within such period shall establish the correctness thereof and preclude the filing of exceptions thereto or making of claims for adjustment thereon.

     14.3.     Accounting Period.  The Company's accounting period shall be the
               -----------------
calendar year.

     14.4.     Records, Audits and Reports.  At the expense of the Company, the
               ---------------------------
Treasurer shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business such records as required pursuant to the Law.

     14.5.     Returns and Other Elections.  The Board of Managers shall cause
               ---------------------------
the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code, state and local tax laws, and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year. All elections permitted to be made by the Company under any federal, state or local tax laws shall be made by the Board of Managers as they shall deem to be in the best interests of the Company, provided that the Board of Managers shall make any tax election which has been approved by a vote of the Members.

     14.6.     Nonresident Members.  Each Member shall execute and deliver to
               -------------------
the Board of Managers such forms as may be necessary for the Company to fulfill its reporting requirements under any federal, state or local tax laws. Each Member who is a nonresident of New York shall execute and deliver to the Board of Managers all necessary non-resident tax forms. The Board of Managers shall file such agreements, returns and other forms in such manner as required by the applicable tax laws.

     14.7.     Management Agreement with Patina.  Patina shall provide to the
               --------------------------------
Company the services of the Managing Director and the Chief Financial Officer at a fully loaded cost allocation basis, with no profit component. Such costs shall be subject to review by independent auditors upon the request of the Designated Galesi Member. For a period of ninety (90) days following the closing of the transaction described in Recital "B", the Managing Director and
                                        -----------
the Chief Financial Officer may utilize Patina's employees for services, including, without limitation, accounting, land, engineering, finance and other management and administrative services. Costs for such services will be invoiced to the Company on a fully loaded cost allocation basis, with no profit component. Such costs shall be subject to review by independent auditors upon the request of the Designated Galesi Member. Thereafter, the Company may enter into a more detailed management agreement with Patina for management services and administrative services such as accounting, tax, human resources, management information systems and assistance in the supervision of engineering. Again, costs for such services, including those of the Managing Director and Chief Financial Officer, would be invoiced to the Company on a fully loaded cost allocation basis, with no profit component, which costs shall be reviewed by independent auditors upon the request of the Designated Galesi Member.

     14.8.     Management Incentive Bonus. Upon a Majority vote of the Board of
               --------------------------
Managers, Patina may earn a "Management Incentive Fee" if, substantially as a result of its efforts, the Company's performance exceeds specific performance targets established by the Board of Managers.

     14.9.     Transaction Costs. All costs incurred by the Members subsequent
               -----------------
to October 20, 2000 (the execution date of the letter of intent between Patina and Galesi) relating to the acquisition of the oil and gas properties and related assets from Equinox Oil Company, Inc., Alma Energy Corp., E&B Natural Resources Management Corporation, Oil California Exploration and Lower Lafourche, L.L.C., the credit facility and related instruments and the organization of the Company shall be reimbursed by the Company to the Member, which costs shall be reviewed by the Board of Managers. Notwithstanding the foregoing, a Member may request that the Board of Managers approve reimbursement of certain of its costs incurred on or before October 20, 2000, which reimbursement may occur upon a Majority vote of the Board of Managers in favor of such reimbursement.

     14.10.    Tax Matters Member. Patina shall be the "tax matters partner" of
               ------------------
the Company, as defined in the Code, and shall be indemnified and held harmless by the Company for acting in such capacity to the maximum extent permitted under the Law. The Members shall jointly make the election provided in Section 6231(a)(1)(B)(ii) of the Code to be subject to the rules for consolidated audit procedures. Patina shall prepare and file tax returns for the Company, which returns and related Schedule K-1's shall be provided to the Members on or before March 31 of the calendar year immediately following the tax year.

                                  ARTICLE XV
                                   INSURANCE
                                   ---------

     The Company shall secure and maintain during the term of this Agreement with insurance companies satisfactory to the Board of Managers, insurance to cover the assets of the Company and the Company's operations, as follows:

Type of Coverage                        Liability Limits of Not Less Than -
----------------                        --------------------------------------

(A)  Worker's Compensation and          Worker's Compensation:  Statutory
Employer's Liability                    Benefits
                                        Employer's Liability:
                                             $1,000,000 each accident
                                             $1,000,000 disease, policy limits
                                             $1,000,000 disease, each employee

(B)  Comprehensive General Liability    Bodily Injury and Property Damage
and Pollution Liability (including      (combined):
contractual and underground                  $1,000,000 each occurrence
resources)                                   $2,000,000 general aggregate


(C)  Comprehensive Automobile           Bodily Injury and Property Damage
Liability                               (combined):
                                             $1,000,000 each occurrence

(D)  Umbrella Liability Insurance/1/    $10,000,000 each occurrence
                                        $10,000,000 aggregate
/1/and additional $24 million of
Excess Liability Coverage for Lake
Washington Field

(E)  Property & Inland Marine           As deemed necessary

(F)  Control of Well                    As deemed necessary

(G) Such other or additional            As deemed necessary
insurance with such coverages and in
such amounts as the Company may from
time to time require.


Certificates evidencing the above shown types and amounts of insurance shall be required by the Board of Managers and the President shall endeavor to obtain certificates from all contractor(s) or subcontractor(s).

Each policy of insurance shall provide that the insurer shall provide not less than thirty (30) days written notice to the Company and each Member of the intended modification or cancellation of the required insurance.

                                 ARTICLE XVI.
                        COMPLIANCE WITH SECURITIES LAWS
                        -------------------------------

     16.1.     No Registration.  Each Interest Owner understands that the
               ---------------
Interests evidenced by this Operating Agreement have not been registered under the Securities Laws because the Company is issuing these Interests in reliance upon exemption from the registration requirements of the Securities Laws providing for issuance of securities not involving a public offering; the Company has relied upon the fact that the Interests are to be held by each Member and Profits Interest Owner for investment; and exemption from the Securities Laws would not be available if the Interests were acquired by an Interest Owner with a view to distribution.

     16.2.     Investment Representation. Each Interest Owner hereby confirms to
               -------------------------
the Company that such Interest Owner is acquiring the Interests for such own Interest Owner's account, for investment and not with a view to the resale or distribution thereof. Each Interest Owner agrees not to transfer, sell or offer for sale any portion of the Membership Interest unless there is an effective registration or other qualification relating thereto under all applicable Securities Laws, or unless the Interest Owner delivers to the Company an opinion of counsel satisfactory to the Company, that such registration or other qualification under the Securities Laws is not required in connection with such transfer, offer or sale. Each Interest Owner understands that the Company is under no obligation to register the Interests, or to assist such Interest Owner or any transferee in complying with any exemption from registration under the Securities Laws if such Interest Owner should, at a later date, wish to dispose of the Membership Interest. Each Interest Owner acknowledges that the Membership Interests and Profits Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless such Interest Owner is not an "affiliate" of the Company and the Membership Interest has been beneficially owned and paid for by such Interest Owner for at least three years.

     16.3.     Right to Review. Prior to acquiring an Interest in the Company,
               ---------------
each Interest Owner shall confirm that it has made an investigation with the Company and its business and have had made available to them all information with respect to the Company and its business which such Interest Owner needed to make an informed decision to acquire the Interest and that it considers itself to be a Person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Interest Owner's investment in the Interest.

     16.4.     Confirmation. By executing this Agreement, each of the original
               ------------
Members confirms its understanding and agreement as to the terms of this Article with respect to its Membership Interest. By agreeing to be bound by this Agreement, any Person acquiring any Interest in the Company shall be deemed to have confirmed its understanding and agreement to be bound by all of the terms of this Article with respect to the Interest being acquired.

                                 ARTICLE XVII.
                   RESIGNATION, CONTINUATION AND DISSOLUTION
                   -----------------------------------------

     17.1.     Dissolution. The Company shall be dissolved upon the occurrence
               -----------
of any of the following events:

               (a)  By written agreement of a Majority of all the Members;

               (b) After December 31, 2002, at the request of any Member representing at least thirty five percent (35%) of the Membership Interests; or

               (c) The Sale of all or substantially all of the assets of the Company, provided that if the Company receives any deferred or non-cash consideration in conjunction with such Sale, the Company shall not be dissolved until the Board of Managers determines that the continued existence of the Company is no longer necessary to collect or hold such deferred non-cash consideration.

     17.2.     Resignation With Consent. A Member may rightfully resign from the
               ------------------------
Company only with the prior written consent of all other Members. Any resignation of a Member shall be in writing delivered to the other Members. If a Member resigns with such prior written consent, such Member shall be entitled to any distribution that may be agreed upon in writing by all the Members, which distribution shall be in full payment and satisfaction of all rights of the withdrawn Member to any distribution from the Company as a result of such withdrawal. Any distribution may be conditioned upon the withdrawing Member's execution of appropriate receipts, releases and indemnifications.

     17.3.     Resignation Without Consent. If a Member resigns without written
               ---------------------------
consent of all of the Members, the resigning Member shall be entitled to receive any distribution to which he was entitled under this Agreement prior to resignation, but no further distributions shall be made to the resigning Member until the dissolution of the Company, at which time the distributions which would have otherwise been made to the resigning Member shall be distributed, without interest, to such resigning Member. It is understood that prior to dissolution the Company will continue to make distributions to other Interest Owners and the resigning Member will not participate in those interim distributions. A Member who resigns without the consent of all Members shall be, effective as of the date of resignation, a Profits Interest Owner, provided no distributions shall be made with respect to such Profits Interest until dissolution of the Company. Further, if by reason of such resignation the Company shall incur any costs, expenses, damages or fees, then such resigning Member shall be liable to the Company for damages for breach of this Agreement by reason of resigning as a Member, in the amount of all such costs, expenses, damages, or fees (including reasonable attorney fees) incurred by the Company, and such damages may be offset against any distributions that would otherwise have been made to the resigning Member.

     17.4.     Dissolution. Upon the dissolution of the Company, the Board of
               -----------
Managers shall proceed to wind up the Company's affairs within a reasonable time and shall file a statement of intent to dissolve and articles of dissolution as required by the Law. All the provisions of this Agreement shall continue to apply throughout the dissolution process. Nothing herein is intended to limit the rights or remedies of the Company or other Members against any Member wrongfully dissolving or attempting to dissolve the Company.

     17.5.     Winding Up and Distribution of Assets. Upon dissolution, the
               -------------------------------------
Company's independent accountants shall make an accounting of the accounts of the Company and of the Company's assets, liabilities and operations through the date of dissolution, and the Board of Managers shall immediately proceed to wind up the affairs of the Company. Throughout the dissolution process, all of the provisions of this Agreement shall continue to apply, except as limited by the Law. If the Company is dissolved and its affairs are to be wound up, the Board of Managers shall first attempt to agree upon a plan of winding up and distribution, which plan must provide that all distributions to the Members are made in accordance with their positive Capital Accounts, as adjusted after all allocations pursuant to Article X of this Agreement have been made. If the Board
                        ---------
of Managers is unable to agree, the entire matter shall be submitted to arbitration conducted in accordance with Section 17.7 below. During the winding
                                         ------------
up and distribution of the assets, the Board of Managers shall at all times comply with the requirements of any applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

     17.6.     Articles of Dissolution. When all the debts, liabilities and
               -----------------------
obligations of the Company have been paid or discharged or adequate provisions have been made therefor, and all the remaining property and assets have been distributed to the Members, the Company shall be deemed terminated and Articles of Dissolution shall be executed and filed with the New York State Department of State in accordance with the Law.

     17.7.     Arbitration. In the event the Board of Managers is unable to
               -----------
agree upon the plan of winding up and distribution as described in Section 17.5
                                                                   ------------
above, the plan of winding up and distribution shall be determined by an arbitration panel consisting of three members. One arbitrator shall be appointed by each of the Patina Members and the Galesi Members and the third arbitrator shall be appointed by the arbitrators appointed by the Patina Members and the Galesi Members. The arbitration shall be conducted as follows:

               (a) The arbitration shall be administered according to the American Arbitration Association ('AAA") Commercial Arbitration Rules and
                                        ---
     Procedures;

               (b) The arbitrators shall have broad discretion to determine all aspects of the winding up and dissolution process (including without limitation any distribution of assets in kind, sale of assets, allocation of operating rights, payments to creditors, and/or allocation of liabilities, and all issues as to timing and procedures, terms and conditions) in accordance with equity and fairness in light of all of the circumstances, within the bounds permitted by law and with a view toward the best interests of the Members, the maximization of value to the Members, the minimization of taxes, and the feasibility and efficiency of operations, provided that, in all events, the arbitrators shall ensure that all distributions to the Members are made in accordance with their positive Capital Accounts, as adjusted after all allocations pursuant to Article X
                                                                     ---------
     of this Agreement have been made.

               (c)  The decision of the Arbitrator shall be final and binding;

               (d) The arbitration shall be held at the principal offices of the Company or such other location mutually agreed upon by the Members;

               (e) The arbitrators shall decide which party, if any, is the prevailing party. If a prevailing party is determined, that party shall be entitled to recover from the other party any fees paid by it to the AAA and its reasonable attorney fees. If the arbitrators determine that there is not a prevailing party, the parties shall share equally the fees paid to AAA and each party shall be responsible for its own attorneys' fees; and

               (f) In the event that suit is brought to enforce the arbitrators' decision, the party prevailing in the suit shall be entitled to recover as an element of its costs of suit its reasonable attorneys' fees incurred in bringing the suit.

                                ARTICLE XVIII.
                                 MISCELLANEOUS
                                 -------------

     18.1.     Modification. No modification or amendment to this Agreement
               ------------
shall be effective unless such modification or amendment shall be in writing and signed by all of the Members.

     18.2.     Benefit. Subject to the restrictions on transfer set forth
               -------
herein, this Agreement shall be binding upon, and inure to the benefit of, the Members and Profits Interest Owners (if any), and their respective heirs, permitted assigns, executors, administrators, and successors.

     18.3.     Applicable Law. This Agreement shall be deemed to be made under,
               --------------
and shall be construed in accordance with, the laws of the State of New York.

     18.4.     Waiver of Partition. Each of the Members hereby waives any right
               -------------------
he may have to partition any property now held or hereafter acquired by the Members.

     18.5.     Execution in Counterparts. This Agreement may be executed in any
               -------------------------
number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     18.6.     Severability. Should any of the provisions of this Agreement to
               ------------
any extent be held to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect to the full extent possible.

     18.7.     Entire Agreement. This Agreement embodies the entire
               ----------------
understanding and agreement among the parties relative to the matters contained herein, and supersedes all prior negotiations, understandings or agreements in regard thereto, whether written or oral.

     18.8.     Waiver. No provision of this Agreement may be waived, except by
               ------
an agreement in writing signed by all of the parties hereto. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

     18.9.     Headings.  The subject headings used in this Agreement are
               --------
included for purposes of reference only, and shall not affect the construction or interpretation of any of its provisions.

     18.10.    Notices. All notices required or permitted by this Agreement
               -------
shall be in writing and shall be given by personal delivery, U.S. mail or overnight courier. Notices shall be deemed received on the earlier of the date of actual receipt or, in the case of notice by mail, three (3) days after mailing. Rejection or refusal to accept or the inability to deliver because of change of address of which no notice was given shall be deemed to be received as of the date such notice was deposited in the mail or delivered to the courier. Any party may change its address to which notices should be sent to it by giving the Company and the Members written notice of the new address in the manner set forth in this paragraph.

     18.11.    Confidentiality. Each Member shall ensure that any information
               ---------------
regarding the business, assets, customers, processes, and methods of the Company and other Members which it may learn in the course of negotiations for, or performance under this Agreement shall be treated by it in strict confidence and shall not make use of such information, unless such information: (a) is known to the party prior to learning of it by virtue of this Agreement; (b) is obtained by such party from a source other than the Company or Member, which source (i) did not require such party to hold such secrets or information in confidence and
(ii) did not limit or restrict such party's use thereof; (c) became public knowledge otherwise than through the fault of the party seeking to use or disclose such knowledge; or (d) is the subject of a court order, subpoena or the disclosure thereof is required by law.

     18.12.    Construction. Throughout this Agreement, the singular shall
               ------------
include the plural, the plural shall include the singular, and all genders shall be deemed to include other genders, wherever the context so requires.

     18.13.    Further Acts. Upon reasonable request from a party hereto, from
               ------------
time to time, each party shall execute and deliver such additional documents and instruments and take such other actions as may be reasonably necessary to give effect to the intents and purposes of this Agreement.

     18.14.    Attorneys' Fees. In the event of any litigation or arbitration
               ---------------
proceedings between the parties hereto concerning the subject matter of this Agreement, the prevailing party in such litigation or proceeding shall be awarded, in addition to the amount of any judgment or other award entered therein, the costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in the litigation or proceeding.

     18.15.    Authority. Each of the parties hereto represents to the other
               ---------
that such party has full power and authority to execute, deliver and perform this Agreement, and that the individuals executing this Agreement on behalf of the party are fully empowered and authorized to do so.

     18.16.    No Beneficiaries. No third parties (including but not limited to
               ----------------
creditors of Members and Profits Interest Owners) are intended to benefit by the covenants, agreements, representations, warranties or any other terms or conditions of this Agreement.

     18.17.    References to Laws, Rules and Regulations. All references in this
               -----------------------------------------
Agreement to laws, statutes, rules, regulations, ordinances and other promulgations of governmental authorities shall refer to those in effect as of the date of this Agreement or corresponding provisions of subsequent superseding provisions of such promulgations.

     18.18.    Remedies. All rights and remedies set forth in this Agreement are
               --------
intended to be cumulative and not exclusive.

     18.19.    Counterparts. This Agreement may be executed in counterparts and
               ------------
each counterpart shall be considered an original agreement and enforceable against all parties.

     18.20.    Facsimile Signatures. Facsimile signatures shall be considered
               --------------------
original signatures and enforceable.



                        [SIGNATURES ON FOLLOWING PAGE]

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Agreement is executed effective as of the day and year first above written.


                                        PATINA OIL & GAS CORPORATION


                                        By:    /s/ Thomas J. Edelman
                                           ------------------------------------
                                        Name:  Thomas J. Edelman
                                             ----------------------------------
                                        Title: Chairman
                                              ---------------------------------
                                        Date:  November 27, 2000
                                             ----------------------------------


                                        FRANCESCO GALESI


                                               /s/ Francesco Galesi
                                        ---------------------------------------
                                        Date:     November 27, 2000
                                             ----------------------------------



                                        ROTTERDAM VENTURES, INC.


                                        By:    /s/ David M. Buicko
                                           ------------------------------------
                                        Name:  David M. Buicko
                                             ----------------------------------
                                        Title: Authorized Representative
                                              ---------------------------------
                                        Date:  November 22, 2000
                                             ----------------------------------

                                   EXHIBIT A

               Capital Account Balances as of the Effective Date



                      Member                   Capital Account
                      ------                   ---------------

                      Patina                     $21,000,000

                      Galesi                     $16,800,000

                Rotterdam Ventures               $ 4,200,000